[Coopers & Lybrand Letterhead]


September 26, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Obie Media Corporation (copy attached), which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's form 8-K report for the month of September, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
     --------------------------------
Coopers & Lybrand L.L.P.